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                                  NEWS RELEASE

FOR RELEASE:                             CONTACT:
  Immediately                             Linda A. Kelley
                                          615-373-0104
                                          Ext. 224

                UNITED CITIES' BOARD DECLARES QUARTERLY DIVIDEND

     BRENTWOOD, TENN.--May 3, 1996--United Cities Gas Co., (NASDAQ:UCIT), a multistate distributor of natural and propane gas, announced today that its board of directors, in its regular quarterly meeting held May 3, 1996, declared a quarterly dividend of $.255 per common share payable on June 15, 1996, to shareholders of record as of May 31, 1996.

     United Cities Gas Company distributes natural and propane gas to approximately 335,000 customers in 10 states. The company is also engaged in other energy-related businesses.



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